UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2014

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2014, Alere Inc. (the “Company”) and certain of its subsidiaries entered into a Sixth Amendment (the “Credit Agreement Amendment”) to its secured Credit Agreement, dated as of June 30, 2011, with certain lenders, General Electric Capital Corporation as collateral agent and administrative agent, and certain other agents and arrangers, as previously amended, to permit the Company to consummate its previously announced proposed sale of its subsidiary Alere Health, LLC, together with the subsidiaries of Alere Health, to Optum. The Credit Agreement Amendment also provides for, among other things, amendments to the Credit Agreement (1) related to the Company’s recent sale of its indirect subsidiary BioNote, Inc. for a purchase price payable in South Korean Won equal to approximately $45 million based on current exchange rates and (2) to eliminate certain previous conditions to the Company’s ability to refinance, redeem or otherwise satisfy prior to maturity the Company’s existing 3% convertible senior subordinated notes due 2016 in the aggregate outstanding principal amount of $150 million. The Credit Agreement Amendment requires the Company to use the net cash proceeds of the Alere Health and BioNote dispositions to repay outstanding term loans under the Credit Agreement, provided that the Company has the option to use the first $170 million of the net cash proceeds of the sale of Alere Health to repay revolving credit loans outstanding under the Credit Agreement rather than term loans outstanding thereunder. To the extent that the Company uses the proceeds of the sale of Alere Health to repay revolving credit loans, the Company may reborrow such amounts, subject to compliance with the terms of the Credit Agreement at the time of any such future borrowing; term loan amounts repaid under the Credit Agreement may not be reborrowed. The permissions in the Credit Agreement Amendment related to the sales of Alere Health and BioNote are in addition to the baskets and other permissions for asset dispositions under the relevant negative covenant contained in the Credit Agreement as in effect prior to the Credit Agreement Amendment. The Company is required to pay certain amendment fees to the consenting lenders under the Credit Agreement Amendment.

The description of the Credit Agreement Amendment contained herein is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” These statements relate to, among other things, the proposed sale of Alere Health and the use of the proceeds thereof, if any, and the use of the proceeds of the BioNote sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement of the proposed sale of Alere Health; unexpected costs, charges or expenses resulting from the proposed sale of such business; risks relating to the consummation of the proposed sale of such business, including the risk that the closing conditions to such sale will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of such transaction; potential adverse changes in general economic and/or industry-specific conditions; and potential litigation or adverse judgments relating to the proposed sale of such business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement dated as of December 1, 2014 among Alere Inc., as Borrower, the Lenders party thereto and General Electric Capital Corporation, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: December 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement dated as of December 1, 2014 among Alere Inc., as Borrower, the Lenders party thereto and General Electric Capital Corporation, as Administrative Agent.